                                                                   EXHIBIT 10.41

--------------------------------------------------------------------------------


                             AMENDED AND RESTATED
                          EQUIPMENT LEASING AGREEMENT



                         Dated as of September 1, 2001



                                    between



                               Citiflight, Inc.



                                   as Lessor



                                      and



                 Cell Therapeutics Corporate Development, Inc.



                                   as Lessee


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                             (Amended and Restated
                         Equipment Leasing Agreement)

Section                                                                                       Page
-------                                                                                       ----
1.   Definitions..........................................................................     1
     -----------

2.   Agreement for Lease of Equipment;  Quiet Enjoyment; Unconditional Obligation.........     5
     ----------------------------------------------------------------------------

3.   Delivery.............................................................................     6
     --------

4.   Lease Term...........................................................................     7
     ----------

5.   Rent.................................................................................     7
     ----

6.   Use of Equipment.....................................................................     8
     ----------------

7.   Improvements and Repair of Equipment.................................................     9
     ------------------------------------

8.   Insurance............................................................................    11
     ---------

9.   Indemnity............................................................................    11
     ---------

10.  Tax Indemnity........................................................................    13
     -------------

11.  Loss or Destruction of the Equipment.................................................    17
     ------------------------------------

12.  Surrender of Equipment...............................................................    18
     ----------------------

13.  Events of Default....................................................................    18
     -----------------

14.  Rights of Lessor upon Default of Lessee..............................................    19
     ---------------------------------------

15.  Equipment To Be and Remain Personal Property...........,.............................    21
     --------------------------------------------

16.  Early Buyout Option..................................................................    21
     -------------------

17.  Purchase of Equipment at Expiry of the Basic Term; Renewal of Lease Term.............    22
     ---------------------

18.  Finance Lease Status.................................................................    22
     --------------------

19.    Disclaimer of Warranties................................................    23
       ------------------------

20.    Assignment by Lessor....................................................    23
       -------------------

21.    Voluntary Termination...................................................    24
       ---------------------

22.    Net Lease...............................................................    25
       ---------

23.    Reports and Certificates................................................    25
       ------------------------

24.    Leasing of Components...................................................    26
       ---------------------

25.    Truth in Leasing........................................................    27
       ----------------

26.    Closing Fees............................................................    27
       ------------

27.    Miscellaneous...........................................................    28
       -------------

       -    Signature Lines
       -    Schedule A - Stipulated Loss Values

       -    Exhibit A - Individual Leasing Record

       -    Exhibit B - Form of Lessee's Annual Aircraft Status Certificate

                AMENDED AND RESTATED EQUIPMENT LEASING AGREEMENT


     AMENDED AND RESTATED EQUIPMENT LEASING AGREEMENT, dated as of September 1, 2001 (this "Agreement"), by and between Citiflight, Inc., a Delaware corporation, as lessor (herein, together with its successor and assigns, called "Lessor") and Cell Therapeutics Corporate Development, Inc., an Oregon corporation, as lessee (herein called "Lessee").

     WHEREAS, Lessor and Lessee entered into an Equipment Leasing Agreement dated as of September 1, 2001; and

     WHEREAS, Lessor and Lessee wish to amend and restate the Equipment Leasing Agreement to provide for floating rent during the basic lease term and to extend the interim lease period from January 1, 2002 to March 1, 2002.

          NOW, THEREFORE,

     In consideration of the premises and the mutual covenants hereinafter contained, Lessor and Lessee agree as follows:

     1.   Definitions.  As herein used:
          -----------

     (a)  "Acceptance Date" for any Unit means the date specified in the
           ---------------
applicable ILR when Lessee shall have accepted such Unit for lease hereunder. The Acceptance Date for the Aircraft itself shall be evidenced by the execution and delivery by Lessee of the Aircraft Delivery Receipt substantially in the form of Exhibit C.

     (b)  "Aircraft" shall mean a used 1988 Gulfstream IV aircraft and related
           --------
equipment, Registration No. N399CC, Serial No. 1051; engines: Rolls Royce, Serial Nos. 16209 and 16210; Garrett auxiliary power unit: Serial No. P425.

     (c)  "Basic Lease Term Commencement Date" shall mean September 1, 2001 or
           ----------------------------------
the first day of any subsequent month as may be agreed to in writing by Lessor and which shall correspond to the Acceptance Date of a Unit; provided, however, if Lessee shall deliver an Interim ILR for a Unit, the Basic Lease Term Commencement Date for such Unit shall be the first day of the next succeeding Rental Period after delivery of the Final ILR for such Unit. The Basic Lease Term Commencement Date shall not extend beyond March 1, 2002.

     (d)  "Basic Rent" for the Equipment for any full month during the Basic
           ----------
Term of the lease of such Equipment shall mean an amount equal to $160,598.77, which amount shall be adjusted by the amount of the Incremental Rent as defined herein. In the event that the Lessor's Cost is determined to be an amount less than $22,300,000, the Basic Rent shall be recalculated by Lessor using the same methodology it used when calculating the Basic Rent based on a Lessor's Cost of $22,300,000.

     (e) "Basic Rent Date" shall mean the 25/th/ day of each month commencing
          ---------------
September 25, 2001 and terminating on August 25, 2011 unless otherwise agreed to in writing by Lessor.

     (f) "Basic Term" shall mean as to any Unit of Equipment the period for such
          ----------
Unit selected by Lessee and approved by Lessor as stated in the applicable Individual Leasing Record. The Basic Term shall be a period equal to 120 months. The Basic Term shall commence on the Basic Lease Term Commencement Date for such Unit and shall terminate on the last day of the month in which the Last Basic Rent Date for such Unit occurs, unless the lease for such Unit shall have terminated at an earlier date.

     (g) "Code" means the United States Internal Revenue Code of 1986, as
          ----
amended.

     (h) "Equipment" means the Aircraft (described in Subsection 1(b) hereto)
          ---------
owned or to be owned by Lessor and leased by Lessor to Lessee or ordered by Lessor for lease to Lessee as provided herein.

     (i) "Event of Default" has the meaning specified in Section 13.
          ----------------

     (j) "Event of Loss" has the meaning specified in Section 11.
          -------------

     (k) "Expiration Date" as to any Unit means the last day of the month in
          ---------------
which the Last Basic Rent Date for such Unit occurs, unless the lease for such Unit shall have terminated at an earlier date or extended pursuant to the provisions of this Equipment Leasing Agreement.

     (l) "Extended Term" shall have the meaning specified in Subsection 17(a)
          -------------
hereof.

     (m) "Final Delivery Date" shall mean December 31, 2001 or such other date
          -------------------
as may be agreed to in writing by Lessor.

     (n) "First Delivery Date" shall mean September 1, 2001.
          -------------------

     (o) "Guarantee" shall mean the Guarantee dated as of September 1, 2001,
          ---------
between Citiflight, Inc. and Cell Therapeutics, Inc., as Guarantor.

     (p) "Incremental Rent" for the Equipment for any month shall be an amount
          ----------------
computed by multiplying the following:

          (i) the Incremental Rent Value for the Equipment on the first day of the month, by

          (ii) a fraction having a numerator equal to the number of days in the current month and a denominator of 360, by

          (iii) a percentage equal to the difference between 2.52% and the monthly LIBOR Rate as set for the first day of the current month.

     If Incremental Rent is calculated to be a negative amount, such amount will constitute a reduction in Basic Rent.

     (q)  "Incremental Rent Value" for the Equipment shall be the applicable
           ----------------------
amount shown in Schedule A, subject to the same type of adjustment described in
Section 1(d) dealing with the recalculation of Basic Rent if Lessor's Cost is less than $22,300,000.

     (r)  "Individual Leasing Record" or "ILR" is a record with respect to
           -------------------------      ---
Equipment dated the date of the delivery of the Equipment to Lessee, substantially in the form of Exhibit A hereto, setting forth a full description of the Equipment covered thereby (including, if available, model numbers, manufacturer's numbers and serial numbers), its Lessor's Cost, the location of such Units, the MACRS classification, and such other details as the parties may agree. Each Individual Leasing Record shall contain a short form of lease to be executed by each of the parties as set forth in Exhibit A. As between Lessor and Lessee the signature of Lessee on an Individual Leasing Record shall constitute acknowledgement by Lessee that the Equipment has been delivered in good condition and accepted for lease by Lessee as of the date of the Individual Leasing Record.

     (s)  "Interim Rent" for any Unit for any period from and including the
           ------------
Acceptance Date with respect to such Unit to but excluding the Basic Lease Term Commencement Date shall mean an amount equal to:

          (1) Lessor's Cost of the Unit, multiplied by

          (2) a fraction having a numerator equal to the number of days in such period and a denominator of 360, multiplied by

          (3) a percentage (the "Percentage Rental Factor") equal to the sum of
                                 ------------------------
     1.75% per annum plus the LIBOR Rate as set for the first day of the current month.

     (t)  "Last Basic Rent Date" shall mean August 25, 2011 or the twenty-fifth
           --------------------
day of any subsequent month as may be agreed to in writing by Lessor; provided, however, such Last Basic Rent Date shall not extend beyond December 25, 2011.

     (u)  "Lease Term" as to any Unit means the term for which such Unit is
           ----------
leased as determined pursuant to Section 4.

     (v)  "Lessor's Cost" for the Aircraft shall be an amount equal to the sum
           -------------
of (A) a mutually agreed upon value of the Aircraft, as-is, of $20,300,000 plus
(B) the acquisition cost of any components and upgrades Lessee desires to lease hereunder to be included on the Aircraft pursuant to Section 24 hereof plus (C) Capitalized Interim Rent, if any, as provided in Section 24(e) hereof;

provided, however, Lessor's Cost shall not exceed $22,300,000. Lessor and Lessee shall jointly determine the amount of Lessor's Cost on the Basic Lease Term Commencement Date.

     (w)  "LIBOR Rate" shall be the rate per annum obtained by dividing (i) the
           ----------
rate per annum at which deposits in U.S. dollars are offered by Citibank, N.A. to prime banks in the London Interbank Market for a period equal to one month, as quoted at 11:00 a.m. (London time) two Business Days (as such term is defined in Section 5 hereof) prior to the applicable date, by (ii) a percentage equal to 100% minus the Reserve Percentage for such one-month period.

     (x)  "Permitted Liens" shall mean (i) the leasehold interest of Lessee
           ---------------
hereunder, (ii) liens for taxes, assessments, levies, fees or other governmental charges either not yet due or being contested in good faith and by appropriate proceedings, so long as such proceedings do not involve any material likelihood of the sale, forfeiture or loss of the Equipment or interference with the payment by Lessee and receipt and retention by Lessor of Rent payable pursuant to this Equipment Leasing Agreement, (iii) inchoate materialmen's, mechanic's, workmen's, repairmen's, employee's or other liens arising in the ordinary course of business and not delinquent, and (iv) liens and encumbrances arising from the acts or omissions of Lessor which are not otherwise the responsibility of Lessee hereunder.

     (y)  "Redelivery Rent for any Unit shall mean an amount equal to:
           ---------------

          (1) the Stipulated Loss Value of the Unit on the Expiration Date for such Unit, multiplied by;

          (2) a fraction having a numerator equal to the number of days in the current month for each month the Lease Term of such Unit is extended pursuant to the provisions of Section 12 hereof, and a denominator of 360, multiplied by;

          (3) the applicable percentage provided in Subsection 1(s)(3).

     (z)  "Redelivery Rent Date" for a Unit of Equipment shall mean the 25/th/
           --------------------
day of each month Redelivery Rent is due and owing pursuant to the provisions of
Section 12 hereof.

     (aa) "Rent" means Interim Rent, Basic Rent, Incremental Rent, Redelivery
           ----
Rent and Supplemental Rent, collectively.

     (bb) "Rental Period" shall mean the period from the first day of each
           -------------
calendar month to and including the last day in such calendar month.

     (cc) "Reserve Percentage" shall mean the reserve percentage applicable
           ------------------
during such month under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City that Citibank, N.A. is required to maintain with respect to liabilities or assets consisting of or including Eurocurrency liabilities, having a term equal to one (1) month.

     (dd) "Stipulated Loss Value" as to any Unit means an amount determined by
           ---------------------
multiplying Lessor's Cost therefor by the applicable percentage set forth in Schedule B hereto.

     (ee) "Supplemental Rent" means all amounts, liabilities and obligations
           -----------------
(including, without limitation, amounts due under Sections 9 and 10 and the Stipulated Loss Value) other than Basic Rent, Interim Rent and Redelivery Rent that Lessee assumes or agrees to pay hereunder to whomever shall be entitled thereto.

     (ii) "UCC" shall mean the Uniform Commercial Code including the provisions
           ---
of the Uniform Personal Property Leasing Act as adopted in the applicable state.

     (jj) "Unit" or "Units" means each item of Equipment described in a fully
           ----      -----
executed ILR.

     2.   Agreement for Lease of Equipment;  Quiet Enjoyment; Unconditional
          -----------------------------------------------------------------
Obligation.  (a)  Subject to the terms and conditions and representations and
----------
warranties stated in this Equipment Leasing Agreement and upon execution and delivery by the Lessor and the Lessee of an ILR evidencing the mutual agreement of the parties hereto with respect to the lease of specific Units of Equipment, Lessor shall lease to Lessee and Lessee shall lease from Lessor such Units of Equipment as set forth in such ILR. No ILR shall be effective and Lessor shall have no obligation to lease any particular unit of equipment hereunder unless and until such ILR is executed by Lessor and in no event shall the Lessee execute and deliver to Lessor an ILR which, if executed and funded by Lessor, would result in Lessor's Cost exceeding $22,300,000. Lessor and Lessee hereby further agree that all Equipment shall be leased and acquired and all ILRs shall be delivered to Lessor prior to the applicable Final Delivery Date. All such leases as evidenced by an ILR shall be entered into in the manner and upon the terms and conditions set forth in this Equipment Leasing Agreement. Unless expressly waived in writing by Lessor, Lessee shall deliver each ILR to Lessor no more than sixty (60) days after the Equipment to which such ILR relates is "placed in service" for purposes of Sections 167 and 168 of the Code. Lessor and Lessee hereby declare that this Equipment Leasing Agreement is, and is intended to be, an agreement to lease, and that every ILR executed by the parties pursuant to this Equipment Leasing Agreement is a lease. Lessor has or will have title to and will be the owner of the Equipment to be leased, and Lessee does not hereby acquire any right, equity, title or interest in any Unit except the right, as lessee, to use the same under the terms hereof. If this Equipment Leasing Agreement is deemed at any time to be one intended as security, Lessee agrees that the Equipment shall secure all amounts owed by Lessee to Lessor as set forth herein. The parties further agree to treat this Equipment Leasing Agreement and any ILR executed pursuant to this Equipment Leasing Agreement as a lease for all purposes, including, but not limited to, tax, accounting, and commercial law purposes.

     (b) Lessor hereby covenants that, as long as Lessee is not in default hereunder, Lessee shall be entitled to the uninterrupted use and quiet enjoyment of the Equipment on the terms and conditions herein provided.

     (c) LESSEE HEREBY CONFIRMS THAT THIS EQUIPMENT LEASING AGREEMENT CANNOT BE CANCELED OR TERMINATED, EXCEPT AS EXPRESSLY PROVIDED HEREIN AND THAT LESSEE'S OBLIGATION TO PAY RENT, INTERIM RENT AND ANY OTHER AMOUNTS DUE HEREUNDER IN ACCORDANCE WITH THE TERMS HEREOF ARE ABSOLUTE AND UNCONDITIONAL UNDER ANY AND ALL CIRCUMSTANCES AND SHALL BE PAID WITHOUT NOTICE OR DEMAND AND WITHOUT ANY ABATEMENT, REDUCTION, DIMINUTION, SET OFF, DEFENSE, COUNTERCLAIM OR RECOUPMENT DUE OR ALLEGED TO BE DUE TO, OR BY REASON OF, ANY PAST, PRESENT OR FUTURE CLAIMS WHICH LESSEE MAY HAVE AGAINST LESSOR, ANY VENDOR OR MANUFACTURER OF THE EQUIPMENT OR ANY PART THEREOF, OR ANY OTHER PERSON OR ANY REASON WHATSOEVER.

     3.  Delivery.  (a)  Lessee may execute and deliver to Lessor one or more
         --------
ILRs each covering a separate Unit of Equipment. Such ILR shall contain a detailed description of the Unit (including any manufacturer's serial number), to which shall be attached purchase orders, purchase agreements or similar documents respecting the ordering of the Units on such ILR and an invoice (approved by Lessee), each indicating Lessor as purchaser of the Unit.

     (b) Lessor hereby appoints Lessee as its agent to accept delivery of each Unit from the vendor thereof, such agency to begin on the First Delivery Date and to terminate on the Final Delivery Date. Lessee agrees that, as agent for Lessor, it will not execute any ILR for Equipment delivered and accepted by Lessee prior to the First Delivery Date or after the Final Delivery Date. Upon delivery of each Unit, Lessee will inspect the same and (i) if it is in good order and conforms to the purchase order therefor, accept such Unit from the vendor and, on its own behalf and as Lessor's agent, execute and deliver an ILR for it, or (ii) if Lessee, acting in good faith, finds that such Unit is not in good order, return the same to the vendor thereof. Each Unit of Equipment so accepted will be subject to this Equipment Leasing Agreement from the Acceptance Date specified in the ILR for such Unit.

     (c) Execution of an ILR for any Unit of Equipment by Lessee shall constitute irrevocable acceptance of such Unit for lease hereunder by Lessee. Execution of an ILR for any Unit of Equipment by Lessee shall constitute Lessee's representation and warranty that no default or Event of Default under this Equipment Leasing Agreement has occurred and is continuing on the Acceptance Date for such Unit of Equipment and that Lessee has obtained and there are in full force and effect on such date such insurance policies with respect to such Unit as are required to be obtained pursuant to Section 8 hereof. If a Unit of Equipment delivered to Lessee is not in good condition, does not conform to the purchase order therefor, is not properly installed, does not operate as represented or warranted by the vendor, or is unsatisfactory for any other reason, Lessee shall make any claim on account thereof solely against the vendor or installer of the Unit, and not against Lessor and shall indemnify Lessor from and against any liability therefor. Notwithstanding the foregoing, Lessee's execution and delivery of the ILR shall conclusively establish that the Equipment is acceptable to and accepted by Lessee under this Equipment Leasing Agreement, notwithstanding any defect with respect to design, manufacture, condition or in any other respect, and that the

Equipment is in good order and condition and appears to conform to the specifications applicable thereto and to all governmental standards and requirements reasonably interpreted as being applicable thereto.

     (d) Upon (i) receipt by Lessor of an ILR for a Unit of Equipment, and the invoice(s) therefor from the vendor and any installer thereof and (ii) satisfaction by Lessee of the terms and conditions stated in this Equipment Leasing Agreement, Lessor will pay such invoice(s), provided that, on the Acceptance Date, Lessor shall have good and marketable title in and to such Unit of Equipment free of all liens, encumbrances and exceptions of any kind whatsoever other than Permitted Liens.

     4.  Lease Term.  The Lease Term of each Unit shall begin on the Acceptance
         ----------
Date for such Unit, as specified in the applicable ILR and shall end on the Expiration Date. If the Lease Term for any Unit is renewed or extended, the phrase "Lease Term" shall include the Basic Term and any renewals or extensions thereof, and all provisions of this Equipment Leasing Agreement shall apply during such renewal or extension periods, except as may otherwise be specifically provided in this Equipment Leasing Agreement or in any subsequent written agreement between Lessor and Lessee.

     (b) After the expiration or earlier termination of this Equipment Leasing Agreement or the Lease Term for any Unit of Equipment, and payment by Lessee of all amounts then due and owing hereunder, the obligations of Lessee under this Equipment Leasing Agreement with respect to such Unit of Equipment shall terminate except for such obligations or events which occur or conditions which exist at or prior to, such expiration or early termination, as well as such obligations which by the express terms of this Equipment Leasing Agreement survive the termination hereof or the Lease Term of such Unit, including without limitation the obligations of Lessee under Sections 9 and 10.

     5.   Rent.   (a)  On the Basic Rent Date immediately preceding the Basic
          ----
Lease Term Commencement Date for such Unit, Lessee shall pay Interim Rent to Lessor with respect to each Unit. On the first Basic Rent Date and each Basic Rent Date thereafter to and including the Last Basic Rent Date, Lessee shall pay Basic Rent to Lessor with respect to each Unit. On each Redelivery Rent Date, Lessee shall pay Redelivery Rent to the Lessor with respect to each applicable Unit. If Lessor shall not receive payment of Basic Rent, Interim Rent or Redelivery Rent when due hereunder, Lessee shall pay a late payment charge to Lessor on such late payment in an amount equal to the product of the applicable Incremental Value multiplied by 2% (but in no event shall such rate be greater than that rate permitted by applicable law) for the period during which such late payment remains due and unpaid. Invoices from Lessor shall be rendered within a reasonable period of time after the Rent, Interim Rent and Redelivery Rent can be determined. Such invoices shall cover the computation of Basic Rent, Interim Rent and Redelivery Rent and other payments due hereunder for the month, adjustments to the preceding month's Rent resulting from commencement or termination of the lease of any Equipment during such month and other appropriate items, if any. All payments of Basic Rent, Interim Rent and Redelivery Rent and all other payments made by Lessee to Lessor pursuant to this Equipment Leasing Agreement shall be paid to Lessor in lawful money of the United States in immediately available funds by wire transfer to Lessor's Account No. 3024-2344 at

Citibank, N.A., 399 Park Avenue, New York, New York 10043. If the date for the payment or determination of Rent shall not occur on a day when banks in New York, New York or London, England, are generally open for business (a "Business
                                                                       --------
Day"), such payment shall be due and such determination shall be made on the
---
immediately succeeding Business Day.

     (b) Lessee shall pay (i) all Supplemental Rent as demanded by the person entitled thereto, which Lessee has agreed to pay hereunder to Lessor or others, and (ii) on the date provided herein, any amount payable as the Stipulated Loss Value.

     6.   Use of Equipment.  (a)   Lessor and Lessee hereby acknowledge and
          ----------------
agree that the Equipment leased hereunder shall at all times be the sole and exclusive property of Lessor, and Lessee shall have no right, title or property therein but only the right to use the same as Lessee as herein provided. So long as Lessee is not in default in any obligation to Lessor, Lessee may use the Equipment in the regular course of its business or the business of any subsidiary or affiliate of Lessee and may permit others to use same for any lawful purpose. Such use shall not be predominantly outside the United States. Lessee shall promptly and duly execute, deliver, file and record all such documents, statements, filings and registrations, and take such further action as Lessor shall from time to time reasonably request in order to establish, perfect and maintain Lessor's title to and interest in the Equipment as against Lessee or any third party. Lessee shall provide Lessor with prior notice in writing of any change in the principal hangar location of any unit of Equipment, of any change in the primary business address of Lessee in any particular jurisdiction, or jurisdiction of organization, or of any change in the legal name or business structure of the Lessee. Notwithstanding the foregoing, no such changes of location shall be undertaken unless and until all legal requirements shall have been met or obtained. Upon the Lessor's request, Lessee shall advise Lessor in writing where all Equipment leased hereunder as of such date is principally hangared. Lessee shall not use any Equipment or allow the same to be used for any unlawful purpose. Lessee shall use every reasonable precaution to prevent loss or damage to Equipment and to prevent injury to third persons or property of third persons. Lessee shall cooperate fully with Lessor and all insurance companies providing insurance under Section 8 hereof in the investigation and defense of any claims and suits. Lessee shall comply and shall cause all persons operating Equipment to comply with all insurance policy conditions and with all statutes, decrees, ordinances and regulations regarding acquiring, titling, registering, leasing, insuring, using, operating, and disposing of Equipment, including all local, state and federal environmental laws and regulations of whatever kind which relate in any way to the use of the Equipment, and the licensing of operators thereof. Lessor or any authorized representative of Lessor may during reasonable business hours from time to time inspect Equipment wherever the same be located. Lessee upon written request from Lessor, or if necessary or advisable under applicable law, shall attach to each Unit of Equipment in a place designated by Lessor (or if no such place has been designated, in a prominent place), a sign, stencil, plaque, or legend disclosing the ownership of Lessor and the interest of any mortgagee or assignee in the Equipment.

     (b) Lessor shall have the right to make any security filings necessary or desirable to protect its interest in the Equipment, including, but not limited to, UCC personal property filings, and shall have the right to make UCC personal property filings without the Lessee's signature where authorized by law. Lessee shall cooperate with Lessor and shall pay all costs and expenses incurred by Lessor in completing and making all such filings.

     (c) LESSEE SHALL NOT WITHOUT PRIOR WRITTEN CONSENT OF LESSOR SUBLEASE ANY EQUIPMENT NOR PERMIT, OR SUFFER TO EXIST, ANY LIEN OR ENCUMBRANCE OTHER THAN THOSE PLACED THEREON BY LESSOR OR BY PERSONS CLAIMING ONLY AGAINST LESSOR AND NOT AGAINST LESSEE, NOR SHALL LESSEE ASSIGN ANY RIGHT OR INTEREST HEREIN OR IN ANY EQUIPMENT, PROVIDED, HOWEVER, THAT LESSEE MAY SUBLET EQUIPMENT TO ANY SUBSIDIARY, AFFILIATE, OFFICER OR EMPLOYEE OF LESSEE, OR TO ANY CONTRACTOR FOR USE IN PERFORMING WORK FOR LESSEE, PROVIDED THAT SUCH SUBLETTING SHALL IN NO WAY AFFECT THE OBLIGATIONS OF LESSEE HEREUNDER, OR THE RIGHTS OF LESSOR HEREUNDER. THE RIGHTS OF THE LESSEE TO ASSIGN ITS INTEREST AS LESSEE HEREUNDER, AS DESCRIBED IN SECTION 303 OF THE LEASING ARTICLE OF THE UCC, ARE HEREBY WAIVED BY LESSEE.

     (d) With respect to the lease of Aircraft hereunder, the home airport of such Aircraft shall be in the continental United States. Aircraft may be used anywhere in the world other than (i) in a country or area in which operation of such Aircraft would in any way affect or impair the insurance coverage provided in Subsection 8(a), (ii) in a country or area which is designated as restricted for travel by the State Department of the United States of America, and (iii) in any recognized or threatened zone of hostilities unless fully covered by war risk insurance satisfactory to Lessor. Lessee shall permit such Aircraft to be operated only by a currently certified pilot having at least the minimum total pilot hours required by said insurance. Lessee shall notify Lessor in writing of any change in the home airport of Aircraft, and no change of the home airport shall be undertaken unless and until all applicable legal requirements shall have been met or obtained. Lessee hereby agrees to provide Lessor with copies of all flight logs, fuel receipts and hangar receipts for the first ninety (90) days of the lease of such Aircraft.

     7.   Improvements and Repair of Equipment.   (a)  Lessee shall pay all
          ------------------------------------
costs, expenses, fees and charges incurred in connection with the use and operation of Equipment during the lease thereof. Lessee shall at all times, at its own expense, keep Equipment in good condition and repair, and in good and efficient working order, reasonable wear and tear only excepted, consistent with prudent industry practice (but in any event to the same extent that the Lessee would, in the prudent management of its properties, maintain similar equipment if owned or leased by the Lessee), and in compliance with all applicable laws, ordinances and regulations, the conditions of all insurance policies required to be maintained by the Lessee pursuant to this Equipment Leasing Agreement, and all written recommendations as to repair and maintenance practices and procedures (both normal and preventative) issued by the vendor or manufacturer of such Unit of Equipment. These provisions shall apply regardless of the cause of damage and all risks with respect thereto are assumed by Lessee. At its own expense, Lessee shall make all additions, modifications and improvements to each Unit of Equipment required by applicable law, ordinance or regulation. The Lessee shall replace all parts of the Equipment that become worn out, lost, stolen, destroyed, damaged beyond repair or otherwise rendered permanently unfit for use with replacement parts each of which shall be in at least as good condition as the part being replaced, and which shall meet the original performance specifications and maintain the functionality of the part being replaced and shall supply the necessary power and other items required in the operation of the Equipment. No other alterations or modifications to the Equipment may be undertaken by Lessee without the prior written consent of Lessor, such consent not to be unreasonably withheld. All improvements and additions to any of the Equipment shall become and remain the property of Lessor, except that any improvements or additions for which Lessor has not made a payment under Section 3 of this Equipment Leasing Agreement, which constitute severable improvements and which when attached to or removed from the Equipment will not diminish the value or usefulness of such Equipment, shall become and remain the property of Lessee.

     (b) Lessee agrees that the Aircraft will be enrolled in a maintenance program equivalent to existing standards of the industry. At all times during the lease hereunder, the Aircraft shall be current on all Airworthiness Directives and Maintenance Service Bulletins issued by the Federal Aviation Administration ("FAA") and the manufacturers. Lessee further agrees that the Aircraft's engines will be maintained on an MSP or similar maintenance program. All costs with respect to such maintenance programs will be paid by Lessee. At least once each year, upon request from Lessor, Lessee shall provide Lessor with evidence satisfactory to Lessor that the Aircraft and engines are enrolled in such maintenance programs. Lessee agrees that the Aircraft will be maintained at all times, at its own cost and expense, in good, fully operational condition, in a condition suitable to properly fulfill its designated purpose and in an airworthy condition pursuant to existing industry practices, all applicable FAA rules and regulations and in accordance with the manufacturer's suggested maintenance procedures. Lessee further agrees that the Aircraft shall not be operated in excess of 800 hours during any twelve (12) month period during the lease term or in excess of 8,000 hours during the Basic Term. Upon termination of the lease of the Aircraft hereunder, the Aircraft shall have at least 50% life remaining on all time or cycle life limited components, including but not limited to engines. Lessee shall maintain and possess all log books relating to the Aircraft. Lessor shall have the right to inspect the Aircraft and log books at any time. Lessee shall notify Lessor promptly upon Lessee's discovery of any condition which could have significant negative impact, such as damage history, on the long term value of the Aircraft.

     (c) If the Aircraft is to be returned to Lessor at the end of its Basic Term and is not thereupon purchased by Lessee, Lessee shall, at its own expense, surrender such Aircraft by delivering such Aircraft to Lessor at a location in the United States acceptable to Lessor and in the condition required hereunder. All plans, specifications, warranties, operating manuals, logs, and maintenance records furnished by the manufacturer or vendor of the Aircraft and such other documents in Lessee's possession relating to the maintenance and methods of operation of such Aircraft shall be provided to Lessor (in English) in the event of any termination of this Equipment Leasing Agreement. Aircraft returned to Lessor shall be in the condition and repair required pursuant to the provisions of this Section 7, free of any insignia placed on it by Lessee, shall meet all applicable legal and regulatory conditions necessary for Lessor to sell or lease such Aircraft to a third party, and shall be free of all liens or encumbrances of any nature whatsoever, except for Permitted Liens, and shall be registered in the United States in the name of the Lessor. The Aircraft shall have a new exterior paint job, and the interior of the Aircraft shall be clean, free of tears or breaks and in good condition, with normal wear and tear only excepted.

     8.   Insurance.   (a)  With respect to the lease of the Aircraft hereunder,
          ---------
Lessee shall, at its own cost and expense, procure and maintain in full force and effect (i) hull insurance in an amount not less than the Stipulated Loss Value of the Aircraft (this policy shall be payable to the Lessor and Lessee as their interests may appear, it being understood that Lessee shall be entitled to any insurance proceeds payable by reason of any loss or damage which is replaced or repaired by Lessee), and (ii) public liability and property damage insurance in an amount not less than $100,000,000, naming Lessor and Lessee as insureds as their interests may appear, and covering liability for personal injuries, death and property damage arising out of or any way connected with the ownership, maintenance, operation or use of the Aircraft. All policies required hereunder shall be subject to the same self-insured retention or deductible amounts as are applicable to Lessee's owned equipment of the same types as the Equipment leased hereunder; provided, however, that if any such self-insured retention amount is greater than $250,000, Lessee may self-insure only such portions of the foregoing coverage as Lessor may approve in writing. All policies of insurance shall provide for a 30-day written minimum cancellation notice to the Lessor, and in the event of such cancellation and failure on the part of the Lessee to provide substitute policies satisfactory to the Lessor, the Lessor may at its option provide such insurance and add the amount of the premium to the next rental installment. Lessee shall furnish Lessor certificates of compliance by Lessee with the provisions hereof, but the Lessor shall be under no duty to examine such certificates or to advise Lessee in case its insurance is not in compliance herewith. Lessee's obligation to maintain insurance with respect to the Aircraft shall commence on the actual date of delivery of the Aircraft and shall continue until the Aircraft is sold or the lease term of the Aircraft terminates, whichever is later. Lessee covenants that it will not use or permit the use or operation of the Aircraft at any time when the insurance required by this Subsection 8(a) is not in force with respect to the Aircraft.

     (b) Notwithstanding the foregoing, any policies of insurance required pursuant to Subsection (a) above shall (i) name the Lessor as loss payee, provided that, in the case of any payment not in excess of $1,000,000 and not resulting from an event of loss with respect to the Aircraft or any engine, such payment may be made directly to the Lessee, unless the Lessor shall have previously notified the insurers that a default or an Event of Default has occurred and is continuing; and (ii) provide that, in respect of the interests of the Lessor in such policies, the insurance shall not be invalidated by any action or inaction of the Lessee or of any other person (other than is solely attributable to the gross negligence or willful misconduct of the Lessor) and shall insure the interest of the Lessor regardless of any breach or violation by the Lessee or of any other person (other than is solely attributable to the gross negligence or willful misconduct of the Lessor) of any warranty, declaration or condition contained in such policies (including, without limitation, in the case of any insurance for war risk and allied perils, the Lessee, or any person other than the Lessor, flying or operating the Aircraft or any engine to a geographical area then excluded from coverage under such policy).

     9.   Indemnity.
          ---------

     (a) Lessee agrees to indemnify and hold harmless Lessor, any employee of Lessor and any parent, subsidiary or affiliate of Lessor against any and all claims, demands and liabilities of whatsoever nature (including all negligence, tort and strict liability claims), judgments, suits and all legal proceedings, and all costs and expenses (including litigation expenses) relating to or in any way arising out of:

          (i) the selection, manufacture, purchase, acceptance, ownership, ordering, delivery, non-delivery, acquisition, making of payments (by electronic transfer, check or other means), rejection, installation, possession, leasing, use, non-use, misuse, operation, condition, servicing, maintenance, transportation, repair, improvement, alteration, replacement, storage, control or disposition of Equipment leased or requested by Lessee to be leased hereunder, except to the extent that such costs are included in Lessor's Cost of such Equipment and except for any general administrative or overhead expenses of Lessor;

          (ii) all recording and filing fees, stamp taxes and like expenses with respect to security filings on the Equipment incurred by Lessor or its agent;

          (iii) all costs, charges, damages or expenses for royalties and claims and expenses arising out of or necessitated by the assertion of any claim or demand based upon any infringement or alleged infringement of any patent or other right, by or in respect of any Equipment;

          (iv) all federal, state, county, municipal, foreign or other fees and taxes of whatsoever nature, including but not limited to license, qualification, franchise, sales, use, gross receipts, ad valorem, business, property (real or personal), excise and occupation fees and taxes, and penalties and interest thereon, whether assessed, levied against or payable by Lessor or otherwise, with respect to Equipment or the acquisition, purchase, sale, rental, use, operation, control, ownership or disposition of Equipment or measured in any way by the value thereof or by the business of, investment in, or ownership by Lessor with respect thereto, excepting net franchise, qualification and income taxes on the net income of Lessor determined substantially in the same manner as net income is presently determined under the Federal Internal Revenue Code, except that income taxes (other than foreign income taxes) and certain related claims shall be governed by the specific terms of Section 10 below rather than by this
     Section 9, and excepting any excise, sales or use taxes included in Lessor's Cost of the Equipment;

          (v) any violation, or alleged violation, by Lessee of this Equipment Leasing Agreement or of any contracts or agreements to which Lessee is a party or by which it is bound, or any laws, rules, regulations, orders, writs, injunctions, decrees, consents, approvals, exemptions, authorizations, licenses and withholdings of objection, of any governmental or public body or authority and all other requirements having the force of law applicable at any time to Equipment or any action or transaction by Lessee with respect thereto or pursuant to this Equipment Leasing Agreement, including, but not limited to, the violation of any local, state or federal environmental laws or regulations of whatever kind which relate in any way to the use of the Equipment; or

          (vi) tort claims of any kind (whether based on strict liability or otherwise) including claims for injury to or death of persons (including Lessee's employees) and for damage to property related directly or indirectly in any way to the ownership, maintenance, use and operation of any Equipment.

Provided, however, should any instance(s) occur under any one or more of subparagraphs (i) through (vi) above that Lessor will to the extent permissible make available to Lessee Lessor's rights under any indemnification or warranty arising by contract or operation of law from the manufacturer of Equipment, prior lessee of the Aircraft, or applicable third-party.

      (b) Lessee shall forthwith upon demand reimburse Lessor for any sum or sums expended with respect to any of the foregoing, or shall pay such amounts directly upon request from Lessor. Lessee shall be subrogated to Lessor's right in the affected transaction and shall upon such payment have a right to determine the settlement of claims therein, but in the best interests of Lessor. The indemnities contained in this Equipment Leasing Agreement (including those in this Section 9 and all of Section 10) shall survive the expiration or earlier termination of this Equipment Leasing Agreement or any lease of Equipment hereunder.

      (c) If any claim is made or action commenced against Lessor for death, personal injury or property damage resulting from actions occurring only after Lessee's acceptance of the Aircraft and resulting from the ownership, maintenance, use or operation of any Equipment, Lessor shall promptly notify Lessee thereof and forward to Lessee a copy of every demand, notice, summons or other process received in connection therewith. Lessee hereby agrees that it shall fully defend and indemnify Lessor and handle all aspects of any such claim or action. Lessee further agrees to keep Lessor reasonably informed as to the progress of any such claim or action. Lessor shall have the right to arrange for its own defense against any such claim or action if, in Lessor's reasonable discretion, Lessor believes a separate defense would be in its best interests.

      10. Tax Indemnity.  For purposes of this Section 10, the term, "Lessor,"
          -------------
shall also include any assignee of Lessor, to the extent only that such assignee is a U.S. taxpayer.

      SECTION 10.1.  Certain Tax Assumptions.  (a)  Lessor is entering into this
                     -----------------------
Equipment Leasing Agreement on the assumption that it will be treated as the owner of each Unit of Equipment for income tax purposes and will be entitled to such deductions, credits and other benefits as are provided to an owner of property by the Code and by applicable state and local laws imposing taxes on or measured by the income of corporations, including, without limitation, (i) cost recovery deductions for 100% of Lessor's Cost of each Unit of Equipment under Sections 167 and 168 of the Code for five (5) year property within the meaning of Subsections 168(c) and 168(e) of the Code starting for each Unit with the tax year that includes the Acceptance Date, and using the applicable method in Subsection 168(b) of the Code (the "Recovery
                                                                   --------
Deductions"); and (ii) amortization deductions in an amount at least equal to
----------
the transaction costs computed on a straight line basis over a period of not longer than the Basic Term (the "Amortization Deductions").
                                 ------------------------

      (b) Lessor in entering into this Equipment Leasing Agreement has also assumed that it will be entitled for tax purposes (i) to treat each item of income, gain, loss, deduction and credit with respect to the transactions contemplated by this Equipment Leasing Agreement as derived from, or allocable to, sources within the United States; and (ii) not to include in gross income with respect to the transactions contemplated by this Equipment Leasing Agreement at any time any amount other than (A) any payment of Interim Rent, Basic Rent or Redelivery Rent in the amount specified in this Equipment Leasing Agreement on the date such payment is required to be made, (B) any payment of renewal rent or purchase price in the amount specified in Section 17 of this Equipment Leasing Agreement on the date such payment is required to be made and
(C) any payment of Stipulated Loss Value on the date such payment is required to be made.

      SECTION 10.2.    Inconsistent Actions; Records. Lessee agrees that neither
                       -----------------------------
it nor any corporation or entity controlled by it, in control of it, or under common control with it, directly or indirectly, will at any time take any action or file any tax returns or other documents in connection therewith inconsistent with the assumptions set forth in Section 10.1 so long as Lessor does not do so. Lessee covenants that it will file such returns, take such actions and execute such documents as may be reasonable and necessary to facilitate accomplishment of the intent hereof. Lessee covenants to keep and make available for inspection and copying by Lessor such logs and records as shall be reasonably necessary to establish the factual basis for the matters referred to in Section 10.1.

      SECTION 10.3.    Representations, Warranties and Covenants of Lessee.  By
                       ---------------------------------------------------
its execution and delivery of this Equipment Leasing Agreement and upon the execution of each ILR hereunder Lessee shall be deemed to have made the following representations and warranties to Lessor with respect to this Equipment Leasing Agreement, each ILR and the Units covered thereby as of the Acceptance Date thereof:

      (a) Recovery Deductions.  Each Unit which is a component as described in
          -------------------
Section 24, will be as of the Acceptance Date with respect to such Unit and will remain throughout the Lease Term, property which is "five (5) year property" in the hands of Lessor within the meaning of Subsection 168(c) and Subsection 168(e) of the Code and those depreciation deductions will be available to be taken by the Lessor for 100% of Lessor's Cost of each Unit under Sections 167 and 168 of the Code starting for each Unit with the tax year that includes the Acceptance Date, and using the applicable method in Subsection 168(b) of the Code.

      (b) Useful Life, etc.  As of the Acceptance Date with respect to each Unit
          -----------------
(i) the remaining useful life of the Equipment at the end of the Basic Term will be the greater of 20% of its original life or one (1) year, (ii) the estimated fair market value of such Unit at the expiration of the Basic Term with respect to such Unit is equal to at least 20% of Lessor's Cost therefor, without including in such value any increase or decrease for inflation or deflation and after subtracting from such value any cost to Lessor for removal and delivery of possession of such Unit at the end of such period, (iii) it is reasonable to expect that each Unit will be useful to and useable by a party other than Lessee or any person related to Lessee at the end of the Basic Term with respect thereto and capable of continued leasing or transfer to another party at that time, and that it will be commercially feasible to do so; (iv) each Unit is not "limited use property" within the meaning of Revenue Procedure 76-30 as modified to such Acceptance Date; and (v) Lessor's Cost for each Unit is equal to the fair market value of such Unit.

      (c) No Inclusions in Income.  Lessor shall not at any time be required to
          -----------------------
include any amount in its gross income as a result of all or any part of any addition, modification, improvement, alteration, replacement or any other expenditure of, or to, or in respect of, any Unit or any part thereof (whether or not pursuant to the terms of this Equipment Leasing Agreement) made by any person other than Lessor.

      (d) Use.  Lessee shall not use the Aircraft in commercial or contract
          ---
carrying of passengers or freight within the meaning of Revenue Procedure 87-56. For this purpose, air charter operations under FAA part 135, part 90 or similar provisions for air charter operations shall not be considered commercial or contract carrying of passengers or freight within the meaning of Revenue Procedure 87-56. Notwithstanding the foregoing, Lessee shall not use the Aircraft in air charter operations more than 50% of the time (in terms of hours and cycles). The Aircraft and each part thereof will not be used predominantly outside the United States within the meaning of Section 168(g)(1)(A) of the Code, or it will be operated to and from the United States within the meaning of
Section 168(g)(4)(A) of the Code, in any taxable year (or portion thereof) during the Lease Term. Aside from air charter operations, the Aircraft shall be for corporate or personal use only.

      (e) No "Tax-Exempt Use Property," etc.  Lessee is a corporation organized
          ----------------------------------
under the laws of the United States and is not exempt from Federal income tax. No Unit of Equipment will be treated as "tax-exempt use property," as defined in Subsection 168(h) of the Code, or as "tax-exempt bond financed property," as defined in Subsection 168(g) of the Code during the Lease Term or the Basic Term of the lease for such Unit of Equipment.

      (f) No Improvements.  At the commencement of the Lease Term and on the
          ---------------
Acceptance Date with respect to each Unit, no improvements, modifications or additions to such Unit will be required in order to render such Unit complete for its intended use by Lessee or any sublessee.

      (g) Information.  All information supplied by Lessee or any affiliate
          -----------
thereof to Lessor or any independent appraiser or engineer as of the Acceptance Date with respect to any Unit or any part thereof was accurate and complete at the time given and Lessee has notified each such party of any material change, if any, in any such information so supplied.

      SECTION 10.4.    Indemnified Losses.  If as a result of any act or failure
                       ------------------
to act by Lessee, any officer, employee, agent, or controlled entity thereof, or any user or person in possession of any Unit or any part thereof, or if as a result of any breach, inaccuracy or incorrectness of any representation, warranty, covenant or agreement of Lessee under this Equipment Leasing Agreement, any bankruptcy of Lessee or other proceedings for the relief of debtors involving Lessee or any disposition of any Unit or any part thereof pursuant to
Section 13 of this Equipment Leasing Agreement or any damage to, destruction of, theft, requisition or taking of, or repair or replacement of any Unit or part thereof, any change in the tax status of the Lessee as a taxpaying corporation under Section 11 of the Code, or state or local statute Lessor shall lose, shall not have, shall lose the right to claim, shall suffer a disallowance of, shall be delayed in claiming, shall have deferred or shall be required to recapture all or any portion of the Recovery Deductions, or the Amortization Deductions; (hereinafter referred to collectively as a "Loss"), then Lessee will pay to Lessor, at Lessor's option and after deduction of all additional Federal, state, local and foreign taxes required to be paid by Lessor with respect to the receipt of such following amount or amounts, a cash lump sum payment or additional monthly payments of Rent for the remainder of the Basic Term equal to the greater of (1) the amount necessary to preserve the pre-tax return that Lessor would have realized if such Loss had not occurred, plus any interest, penalties or additions to tax imposed by any taxing authority as a result of such Loss and (2) the amount necessary to preserve the after-tax cash flow that Lessor would have realized if such Loss had not occurred, plus any interest, penalties or additions to tax imposed by any taxing authority as a result of such Loss. Notwithstanding the foregoing, Lessee shall not have any liability to Lessor for indemnification under this Section 10.4 if such Loss is a result of any one or more of the following events: (i) an Event of Loss if Lessee shall have paid to Lessor the amounts provided for in such cases in Section 11 of this Equipment Leasing Agreement; (ii) the failure of Lessor to file timely or proper tax returns or to claim in a timely and proper manner the Recovery Deductions, the Interest Deductions, if any, or the Amortization Deductions in its Federal, state or local income tax returns for the appropriate year (unless, in the opinion of independent tax counsel selected by Lessor and reasonably acceptable to Lessee, there is no reasonable basis to make such claim); (iii) the failure of Lessor to have sufficient taxable income or tax liability to utilize the tax benefits described in Section 10; (iv) any revision in the Code or any regulation or judicial or administrative decision issued, enacted or adopted after the date of this Equipment Leasing Agreement and made applicable or retroactive to any period during which this Equipment Leasing Agreement shall be in effect; (v) a determination that the Equipment Leasing Agreement is not a "true lease" in respect of any Unit or that Lessor is not the owner or lessor of any Unit, in each case for income tax purposes, except to the extent resulting from a breach of Section 10.2 of this Agreement; or (vi) a determination that Lessor did not enter into the transaction for profit. The amount payable to Lessor pursuant to this Section 10.4 shall be paid within thirty (30) days after receipt by Lessee of a written demand therefor from Lessor accompanied by a written statement describing in reasonable detail such Loss and the computation of the amount so payable. Upon payment of such amount, Lessee may, upon one hundred eighty (180) days prior written notice, purchase or sell the Equipment and pay to Lessor an amount equal to its then Stipulated Loss value.

      SECTION 10.5.    Determination of Payments.  Whenever it may be necessary
                       -------------------------
for purposes of this Section 10 to determine whether Lessor has suffered a Loss, such determination shall be made on the assumptions that (i) the federal income taxes of Lessor are payable at a marginal effective rate of 35% (the "Assumed
                                                                      -------
Federal Rate") and the effective rate of state and local taxes are payable at a
------------
rate of 3.5% (the "Assumed State Rate"), the sum of the Assumed Federal Rate and
                   ------------------
the Assumed State Rate is hereinafter referred to as the "Effective Rate," and
                                                          --------------
(ii) in computing
its Federal income tax liability, Lessor can currently fully utilize the tax benefits that are the subject of such Loss against taxes payable at the Effective Rate. For purposes of determining the amount of taxes payable by Lessor upon receipt of any payment required to be made by Lessee to Lessor under this Equipment Leasing Agreement, it shall be assumed that Federal, state, local and foreign taxes are payable by Lessor at the highest marginal statutory rates in effect for the relevant period.

      SECTION 10.6.  Contest.  Lessor will notify Lessee in writing of any
                     -------
claim, whether or not proposed, that would give rise to payment by Lessee under this Section 10. If reasonably requested by Lessee in writing within thirty (30) days of Lessor's notice, and such request is accompanied by an opinion of competent tax counsel of repute selected by the Lessee and acceptable to the Lessor confirming that there is a reasonable basis for concluding that the contesting of the validity and applicability of the claim would be successful, the Lessor shall contest in the name of the Lessor but at the sole cost and expense of the Lessee, the validity and applicability of such claim by, at the discretion of the Lessor:

          (i)    resisting payment thereof if practicable; or

          (ii) paying the same only under protest, if protest is necessary and proper; and

          (iii) if payment shall be made, seeking a refund thereof in appropriate administrative or judicial proceedings.

      However, Lessor shall have no such obligation to contest unless (a) prior to taking any such action the Lessee shall have indemnified Lessor to Lessor's satisfaction for all reasonable costs, expenses, losses, claims or liabilities which the Lessor may suffer or incur in connection with contesting such claim, including, without limitation, all reasonable legal and accountants' fees and disbursements, and the amount of any interest or penalties which may be payable as a result of contesting such claim, (b) if the Lessor designates that such contest is to be initiated by the payment of, and the claiming of a refund for such claim, the Lessee shall have advanced to the Lessor sufficient funds (on an interest fee basis and, if such advance results in taxable income to the Lessor on an after tax basis) to make such payment and (c) the Lessor shall not be obliged to take any action which is contrary to any applicable law or regulation or is contrary to prudent business practice.

      11.  Loss or Destruction of the Equipment.  Lessee hereby assumes all
           ------------------------------------
risks of loss or damage to the Equipment howsoever the same may be caused. Lessee shall notify Lessor immediately of any loss or of any damage to any Equipment in an amount in excess of $50,000 and shall keep Lessor informed of all developments and correspondence regarding insurance rights and other rights and liabilities arising out of the loss or damage. In the event of total destruction of any of the Equipment or damage beyond repair or the commandeering, conversion or other such loss of any of the Equipment, or if the use thereof by Lessee in its regular course of business is prevented by the act of any third person or persons, or any governmental instrumentality, for a period exceeding ninety (90) days or if any of the Equipment is attached (other than on a claim against Lessor but not Lessee) or is seriously damaged and the attachment is not removed or the Equipment not repaired, as the case may be, in a period of ninety (90) days, then in any such event (an "Event of Loss"):
                                                          -------------

     (a)  Lessee shall promptly notify Lessor in writing of such fact;

     (b) By the next Basic Rent Date, Lessee shall pay to Lessor, or Lessor's assignee, an amount equal to the Stipulated Loss Value of such Equipment at the time of payment plus an amount equal to the Basic Rent due with respect to such Unit on such date;

     (c) By the next Basic Rent Date, Lessee shall pay to Lessor, or Lessor's assignee, all other Rent, late charges and other sums past due in respect of such Unit of Equipment;

     (d) The lease of such Equipment shall continue until all such payments have been received by Lessor, or Lessor's assignee, and shall thereupon terminate; and

     (e) Upon such payment all of Lessor's title to and rights in such Equipment and any insurance thereon shall automatically pass to Lessee or its designee.

     12.  Surrender of Equipment.  Upon the date of expiration or final
          ----------------------
termination of the lease as to any Unit, and provided Lessee shall have not exercised its right to purchase the Equipment or extend the Lease Term for the Equipment under Section 17 hereof with respect to such Unit, Lessee shall, at its own cost and expense, deliver possession of such Unit of Equipment to Lessor in accordance with the provisions of Subsection 7(c) hereof and this Section 12. Within ninety (90) days prior to such expiration or final termination, the Lessee will permit the Lessor or any person designated by it, including the authorized representative or representatives of any prospective purchaser of any such Unit of Equipment, to inspect the same. All movement, inspection and storage of each such Unit of Equipment is to be at the risk and expense of the Lessee. Upon redelivery, the Equipment shall be in good repair, condition and working order and in the condition as required by the terms and provisions of this Equipment Leasing Agreement including, but not limited to, Section 7 hereof, and will be free of all liens or encumbrances of any nature whatsoever excluding Permitted Liens. Lessee shall have the obligation to restore any such Unit which is not in compliance with the provisions of this Equipment Leasing Agreement to the condition required by such provisions before Lessor shall be required to accept redelivery thereof. In the event that any Unit is not accepted for redelivery by Lessor, or any person designated by it, on the date required herein, Lessee shall pay Lessor Redelivery Rent for such Unit on a monthly basis until accepted for redelivery by Lessor, but in no event shall such redelivery period exceed six (6) months. Upon the expiration of such six
(6) month period, if such Equipment has not been delivered to Lessor in the condition and repair required herein, Lessee shall be in default hereunder.

     13.  Events of Default.  The following events of default ("Events of
          -----------------                                     ---------
Default") by Lessee shall give rise to rights on the part of Lessor described in
-------
Section 14:

     (a) Default in the payment of Interim Rent, Basic Rent, Redelivery Rent or any other payment due from Lessee hereunder when due, or default in the payment of Supplemental Rent beyond the tenth (10th) day after the person entitled to receive the same has made demand therefor; or

     (b) Default in the covenant of Lessee in Section 8 hereof as to non-use of any Equipment as to which the required liability insurance is not in force; or

     (c) Default in the payment or performance of any other liability, obligation, or covenant, condition, representation or agreement to be performed or observed by Lessee hereunder or breaches of any representation or provision contained herein or in any other document furnished to Lessor in connection herewith, and such failure or breach shall continue unremedied for thirty (30) days after written notice to Lessee sent by registered or certified mail by Lessor; or

     (d) The termination of existence or business failure of, or the making of an assignment for the benefit of creditors by, Lessee; or

     (e) The institution of bankruptcy, reorganization, liquidation or receivership proceedings by or against Lessee and, if instituted against Lessee, its consent thereto or the pendency of such proceedings for at least sixty (60) days; or

     (f) Lessee shall admit in writing its inability to pay its debts generally when due; or

     (g) Lessee shall create, incur, assume, or suffer to exist any mortgage, lien, pledge or other encumbrance or attachment of any kind whatsoever (except for permitted liens) upon, affecting or with respect to the Equipment or this Equipment Leasing Agreement or any of Lessor's interests hereunder; or

     (h) The dissolution, merger, reorganization or sale of all or substantially all of the assets of Lessee (all such events collectively herein referred to as a "Merger") without the prior written consent of Lessor;
                  ------
provided, however, that Lessee may engage in a Merger without the prior written consent of Lessor if, following such Merger, the Lessee, or the successor in interest to Lessee resulting from such Merger, will be rated at least "investment grade" by Moody's Investors Services and Standard & Poor's Corporation or if Lessee's stockholders own 51% or more of the stock of the surviving corporation of the Merger; or

     (i) There shall occur an event of default by Lessee under or in connection with any indebtedness owed by Lessee which such default continues beyond any grace or cure periods applicable thereto under the terms of the instruments evidencing such indebtedness.

     Lessee shall be obligated to provide Lessor with written notice of any Event of Default and of any event which, with notice, or the lapse of time, or both, would constitute an Event of Default promptly upon Lessee becoming aware of any such event.

     14.  Rights of Lessor upon Default of Lessee.  Upon the occurrence of any
          ---------------------------------------
of the Events of Default and at any time thereafter, Lessor may, in its discretion, do one or more of the following:

     (a) Give written notice to Lessee, upon which notice the present value (determined as provided herein) of the entire amount of Basic Rent and all other amounts remaining to be paid over the balance of the Lease Term hereof for all Equipment then leased hereunder, computed from the date of Lessee's default, shall become immediately due and payable and be accelerated;

     (b) Proceed by appropriate court action or actions at law or in equity or in bankruptcy to enforce performance by Lessee of the covenants and terms of this Equipment Leasing Agreement and/or to recover damages for the breach thereof;

     (c) Terminate the lease of any or all Equipment, upon five (5) days' written notice to Lessee sent by certified mail;

     (d) Whether or not any lease is terminated, take immediate possession of any or all of the Equipment, including substituted parts, accessories or equipment and/or other equipment or property of Lessor in the possession of Lessee, wherever situated, and for such purpose, enter upon any premises without liability for doing so;

     (e) Whether or not any action has been taken under Subsections 14 (a), (b),
(c) or (d) above, Lessor may sell any Equipment (with or without the concurrence or request of Lessee) and Lessor shall retain all proceeds from such sale. In addition, if the sales proceeds (reduced by any legal costs or any costs or expenses of sale, removal, transportation, repair, storage, delivery, or similar costs and expenses) are less than the Stipulated Loss Value of the Equipment sold, Lessee shall pay to Lessor any such shortfall;

     (f) Hold, use or lease any Equipment as Lessor in its sole discretion may decide, and continue to hold Lessee liable for any deficiency between the rent received by Lessor from others and the Rent payable hereunder for the balance of the Lease Term of such Equipment;

     (g) Invoke and exercise any other remedy or remedies available to Lessor by law or in equity.

     No remedy referred to in this Section is intended to be exclusive, but shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. No express or implied waiver by Lessor of any default shall constitute a waiver of any other default by Lessee or a waiver of any of Lessor's rights.

     If after default Lessee fails to deliver or converts the Equipment or the Equipment is destroyed, Lessee shall be liable to Lessor for all unpaid Basic Rent, Interim Rent and Redelivery Rent to the date of such failure to deliver, conversion or destruction of such Equipment plus its Stipulated Loss Value at the time and all loss and damages sustained and all costs and expenses incurred by reason of the default or the exercise by Lessor of any remedies. If after default Lessee delivers Equipment to Lessor or if Lessor repossesses Equipment, Lessee shall be liable for and Lessor may recover from Lessee all unpaid Basic Rent, Interim Rent and Redelivery Rent to the date of such delivery or repossession plus all losses and damages sustained and all costs and expenses incurred by reason of the default or the exercise by Lessor of any remedies.

     The receipt and acceptance by Lessor (or its assignee) of any Rent after the occurrence of an Event of Default shall not be deemed to be a waiver of such Event of Default on the part of Lessor (or its assigns). Lessor's failure or delay in exercising its rights hereunder will not constitute a waiver of such rights and any single or partial exercise of any rights will not exhaust or constitute a waiver of such right.

     15.  Equipment To Be and Remain Personal Property.  It is the intention and
          --------------------------------------------
understanding of both Lessor and Lessee that all Equipment shall be and at all times remain personal property. Lessee will obtain and record such instruments and take such steps as may be necessary to prevent any person from acquiring any rights in the Equipment paramount to the rights of Lessor, by reason of such Equipment being deemed to be real property. If, notwithstanding the intention of the parties and the provisions of this Section 15, any person acquires or claims to have acquired any rights in any Equipment paramount to the rights of Lessor, by reason of such Equipment being deemed to be real property, and such person seeks in any manner to interfere with the continued quiet enjoyment of the Equipment by Lessee as contemplated by this Equipment Leasing Agreement, then Lessee shall promptly notify Lessor in writing of such fact (unless the basis for such interference is waived or eliminated to the satisfaction of Lessor within a period of ninety (90) days from the date it is asserted) and Lessee shall within ninety (90) days after such notice pay to Lessor or Lessor's assignee an amount equal to the Stipulated Loss Value of such Equipment at the time of payment. The lease of the Equipment shall continue until such payment has been received and shall thereupon terminate; and upon such payment all of Lessor's title to and rights in such Equipment shall automatically pass to Lessee or its designee.

     16.  Early Buyout Option.  Lessee, if not then in default hereunder and
          --------------------
upon at least ninety (90) days prior written notice to Lessor, shall have the option to on either the 78/th/ month anniversary or the 108/th/ month anniversary of the Basic Lease Term Commencement Date for the Aircraft purchase such Aircraft for the applicable purchase price as set forth in the following table (plus sales taxes due on the purchase, if any, Rent, and any other amounts due and owing to Lessor hereunder and subject to appraisal confirmation):

                    Anniversary Date  Purchase Price Amount
                    ----------------  ---------------------

                     78/th/ month      71.0% of Lessor's Cost
                    108/th/ month     55.67% of Lessor's Cost

If Lessee elects to exercise the second early buyout option on the 108/th/ month anniversary of the Basic Lease Term, Lessor shall adjust the Purchase Price Amount to take into consideration the recalculation of the Basic Rent, as described in Section 1(d). If Lessee shall fail to exercise the purchase option on either anniversary date described in Subsection (i) immediately above, then Lessor shall have the right to update Schedule A with respect to the remaining rental payments.

     17.  Purchase of Equipment at Expiry of the Basic Term; Renewal of Lease
          -------------------------------------------------------------------
          Term.
          ----
     (a) Upon the expiration of the Basic Term of any Equipment leased hereunder, and with at least ninety (90) days prior written notice to Lessor, Lessee, if not then in default hereunder, shall have the option either to (i) renew the Lease Term for such Equipment for a term agreed upon by Lessor and Lessee ("Extended Term") at a rate equal to the Percentage Rental Factor (as
         -------------
provided in Subsection 1(s)(3)), (ii) purchase the Equipment for its then fair market value, or (iii) surrender such Unit of Equipment to Lessor pursuant to
Section 11 hereof. If Lessee notifies Lessor that Lessee will exercise either option (i) or (ii) above, Lessor and Lessee shall consult for the purpose of determining the fair rental or fair market value of the Equipment as of the end of the Basic Term, and any value agreed upon in writing shall constitute such fair rental or fair market value for the purposes of this Section 17. If Lessor and Lessee fail to agree upon such value within twenty (20) days after such notice, they shall appoint a qualified independent appraiser to determine the amount and his decision shall be final; and, if the parties are unable to agree on a single qualified independent appraiser, each shall appoint one qualified independent appraiser and the two so appointed shall, if they are unable to agree on the fair market value, jointly name a third, in which event the decisions of a majority of the appraisers as to the fair market value shall be final. All fees and expenses of the appraiser(s) shall be borne equally by Lessee and Lessor. For all purposes of this Section 17, fair rental or fair market value shall be determined on the basis of, and shall equal in value, the amount which would be obtained in an arm's length transaction between an informed and willing lessee or buyer-user (other than a used equipment or scrap dealer and the parties hereto) and an informed and willing lessor or seller under no compulsion to lease or sell. If Lessee shall deliver a notice exercising its right to renew the Lease Term for a Unit, it shall be conclusively presumed that Lessee has by delivery of such notice represented that the Extended Term proposed in such notice does not exceed the useful life of such Unit. With respect to the Aircraft, if Lessee chooses to either purchase or extend the term of the lease of such Aircraft pursuant to this Subsection 17(a), Lessee shall purchase or extend the term of, as the case may be, the Aircraft and all related equipment.

     (b) Upon expiration or final termination of the Lease as to any Unit, if Lessee shall fail to deliver notice to Lessor to purchase or extend the term of any Unit as specified in Subsection 17(a) above or the Lessor and Lessee cannot agree on the terms of any such extension or purchase, Lessee shall surrender such Unit to Lessor at a location in the continental United States reasonably requested by Lessor, and Lessee shall pay all costs and expenses associated with the storage of the Unit for a period not to exceed forty-five (45) days.

     18.  Finance Lease Status.  The parties agree that this lease and each ILR
          --------------------
hereunder is a "Finance Lease" as defined by the UCC. Lessee acknowledges that Lessee has reviewed and approved any written "Supply Contract" (as such term is defined in the UCC), covering the Equipment purchased from the "Supplier" (as such term is defined in the UCC) thereof for lease to Lessee. Lessee also acknowledges the following:

     (a)  Lessor has not selected, manufactured, or supplied the Equipment;

     (b) Lessor acquired or will acquire the Equipment or the right to possession and use of the Equipment in connection with the ILR; and

     (c) Lessor provides no warranties or other rights with respect to the purchase of the Equipment and any and all rights Lessee has with respect to the purchase of the Equipment are solely against Supplier.

     19.  Disclaimer of Warranties.  LESSEE AGREES AND ACKNOWLEDGES THAT
          ------------------------
ACCEPTANCE OF THE EQUIPMENT FOR LEASE SHALL CONSTITUTE LESSEE'S ACKNOWLEDGEMENT AND AGREEMENT THAT LESSEE HAS FULLY INSPECTED SUCH EQUIPMENT, AND THAT THE EQUIPMENT IS IN GOOD ORDER AND CONDITION AND IS OF THE MANUFACTURE, DESIGN, SPECIFICATIONS AND CAPACITY SELECTED BY LESSEE, THAT LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSE, THAT LESSOR IS NOT ENGAGED IN THE SALE OR DISTRIBUTION OF EQUIPMENT, THAT LESSOR HAS NOT SELECTED, MANUFACTURED OR SUPPLIED SUCH EQUIPMENT, THAT LESSOR HAS PURCHASED THE EQUIPMENT FROM VENDORS OF LESSEE'S CHOICE, AND THAT LESSOR HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATION, EXPRESS WARRANTY, IMPLIED WARRANTY, OR COVENANT WHATSOEVER WITH RESPECT TO TITLE, MERCHANTABILITY, CONDITION, QUALITY, DURABILITY, SUITABILITY, OPERATION OR FITNESS OF THE EQUIPMENT IN ANY RESPECT OR IN CONNECTION WITH, OR FOR ANY PURPOSE OR USE OF LESSEE, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT THERETO. Lessor shall, at Lessee's sole expense take all action reasonably requested by Lessee to make available to Lessee any rights of Lessor under any express or implied warranties of any manufacturer or vendor of the Equipment. The Lessee acknowledges and agrees that neither the manufacturer, the supplier, nor any salesman, representative or other agent of the manufacturer or supplier, is an agent of Lessor. No salesman, representative or agent of the manufacturer or supplier is authorized to waive or alter any term or condition of this Equipment Leasing Agreement and no representation as to the Equipment or any other matter by the manufacturer or supplier shall in any way affect Lessee's duty to pay Rent and perform its other obligations as set forth in this Equipment Leasing Agreement.

     20.  Assignment by Lessor.  LESSEE ACKNOWLEDGES NOTICE THAT LESSOR MAY, IN
          --------------------
CONNECTION WITH FINANCING ITS ACQUISITION AND OWNERSHIP OF SOME OR ALL OF THE EQUIPMENT, GRANT PARTICIPATIONS OR SECURITY INTERESTS IN OR SELL OR ASSIGN ITS INTERESTS IN SUCH EQUIPMENT, THIS EQUIPMENT LEASING AGREEMENT OR ANY BASIC RENT, INTERIM RENT OR OTHER AMOUNTS DUE HEREUNDER. Any instrument executed in connection with such assignment shall contain a provision to the effect that as long as Lessee is not in default hereunder or under any lease executed pursuant hereto, it shall be entitled to uninterrupted use and quiet enjoyment of the Equipment on the terms herein provided. After such assignment the terms and provisions of this Equipment Leasing Agreement may not be altered, modified or waived without the written consent of such assignee. In connection with such assignment Lessee agrees to execute such documents as Lessor or its assignee may reasonably request, including notices, acknowledgements and financing statements. Lessee agrees to permit Lessor to record this Equipment Leasing Agreement. Upon the written request of such assignee, the Lessee shall make payment of all Basic Rent, Interim Rent and other payments due hereunder with respect to such assignment to the assignee, without abatement, deduction or set off. Such payments shall discharge the obligations of the Lessee to the Lessor hereunder to the extent of such payments. Lessee further covenants and agrees that it will not assert against Lessor's assignee any defense, counterclaim or set off due to a breach of warranty or otherwise in any action for Basic Rent, Interim Rent or any other amounts due hereunder or for possession of the Equipment which is brought by Lessor's assignee. The assignment by the Lessor to the assignee of rights hereunder shall not impose on the assignee any of the duties or obligations of the Lessor hereunder, but in all other respects the assignee shall have all the rights of the Lessor hereunder to the extent necessary to realize upon Basic Rent, Interim Rent and other amounts due hereunder and to protect the assignee's security interest in Equipment resulting from such assignment.

     21.  Voluntary Termination .  Twelve months after the Basic Lease Term
          ----------------------
Commencement Date and so long thereafter as no Event of Default shall have occurred and be continuing, Lessee shall have the right at its option, on at least 180 days' prior written notice to Lessor, to terminate this Lease with respect to the Aircraft on the twenty-fifth day of any month or, if not a Business Day, the next succeeding Business Day (the "Termination Date");

provided, that the Chief Executive Officer, President or Chief Financial Officer
--------
of Lessee shall certify that such Aircraft shall have become obsolete or surplus with respect to Lessees' requirements.

     During the period of the giving of such notice until the earlier of receipt by Lessee of notice from the Lessor pursuant to the next to last paragraph of this Section 21 and the Termination Date, Lessee as agent for Lessor, shall use its best efforts to obtain bids for the cash purchase on the Termination Date of such obsolete or surplus Aircraft described in such notice. Lessee shall certify to Lessor in writing the terms and amount of each bid received by Lessee and the name and address of the person (who shall not be Lessee or any person acting for or affiliated with Lessee or any person who has a commitment to make a payment to Lessee in connection with the acquisition of the Aircraft by such person) submitting such bid. Lessor may also independently obtain bids for such purchase and certify them to Lessee as provided in the next preceding sentence. Lessor may submit a bid for the Aircraft upon terms no less favorable than those available to third-party bidders.

     On the Termination Date, Lessor shall sell the Aircraft for cash to whomever shall have submitted the highest bid prior to such date. The total sales price realized at such sale, net of all expenses of sale (including commissions) shall be received by Lessor and, in addition, on the date of such sale Lessee shall pay to Lessor the sum of (A) the amount, if any, by which the Stipulated Loss Value for the Aircraft computed as of the Termination Date exceeds the sales price received by Lessor, less all brokerage commissions and other fees and expenses incurred by Lessor in connection with the sale, (B) the Basic Rent installment payment due on the Termination Date, if any, and (C) all other amounts, whether Basic Rent, Supplemental Rent or otherwise, owing by Lessee to Lessor, this Lease shall terminate and Lessor will transfer without recourse or warranty to the purchaser thereof, all of Lessor's right, title and interests in and to the Aircraft. If no sale shall have occurred on the Termination Date and Lessor has not notified Lessee pursuant to the next to the last paragraph of this Section 21, this Lease shall continue in full force and effect as to the Aircraft and Lessee shall pay the expenses incurred by Lessee and Lessor in connection with the proposed sale. Lessor may, but shall be under no duty to, solicit bids, inquire into efforts of Lessee to obtain bids or otherwise take action in connection with any such sale other than to transfer to the purchaser named in the highest cash bid certified by Lessee to Lessor against payment therefor, without recourse or warranty, all Lessor's right, title and interest in and to such Aircraft.

     Lessor may, at any time within 30 days after it shall have received a termination notice from Lessee, give written notice to Lessee that Lessor elects irrevocably to terminate this Lease with respect to the Aircraft.

     If this Lease shall terminate as to the Aircraft pursuant to this Section 21, Lessee shall deliver the Aircraft to or at the direction of the Lessor in the same manner as if delivery were made to Lessor under Section 17(b) hereof.

     22.  Net Lease. This Equipment Leasing Agreement is a net lease and Lessee
          ---------
acknowledges and agrees that Lessee's obligations hereunder, including, without limitation, its obligations to pay all Rent payable hereunder, shall be absolute and unconditional under any and all circumstances and shall be paid without notice or demand and without any abatement, reduction, diminution, setoff, defense, counter-claim or recoupment whatsoever, including, without limitation, any abatement, reduction, diminution, setoff, defense, counter-claim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Lessee may have against Lessor, any vendor or manufacturer of the Equipment or any part thereof, or any other person for any reason whatsoever; nor shall this Equipment Leasing Agreement terminate, for any other reason whatsoever, whether similar or dissimilar to any of the foregoing, any present or future law to the contrary notwithstanding; it being the intention of the parties hereto that all Rent and other sums payable by Lessee hereunder shall continue to be payable in all events and in the manner and at the times herein provided, without notice or demand, unless the obligation to pay the same shall be terminated pursuant to an express provision of this Equipment Leasing Agreement.

     23.  Reports and Certificates.  At all times during the continuance of this
          ------------------------
Equipment Leasing Agreement and so long as any amount remains due and owing to Lessor under this Equipment Leasing Agreement, the Lessee shall furnish to
Lessor:

     (a) Within one hundred twenty (120) days after the close of its fiscal year, an annual report of Lessee consisting of (i) its financial statements including a balance sheet of Lessee as of the end of such fiscal year, and (ii) statements of income for the year then ended, with all notes thereto in each case certified as true and correct by the chief financial officer of Lessee; provided that if Lessee shall have independent certified accountants prepare such financial statements, Lessee shall furnish such financials to Lessor when available.

     (b) Within ninety (90) days after the close of each of the first three quarterly periods of Lessee's fiscal year, a balance sheet of Lessee as of the end of such quarter, and a statement of income and earnings for such quarter in reasonable detail and scope and setting forth the corresponding figure for the similar quarter certified as true and correct by the chief financial officer of Lessee.

     (c) Within the period set forth in (a) above, a certificate of a responsible financial officer of Lessee stating: (i) that he has reviewed the activities of Lessee and that, to the best of his knowledge and upon reasonable inquiry and investigation, there exists no Event of Default, as such term is defined in this Equipment Leasing Agreement, and no event which, with the giving of notice or the lapse of time, or both, would become such an Event of Default;
(ii) that the Equipment is in good operating condition and repair or otherwise identifying each Unit of Equipment and specifying the repair thereto necessary in order to maintain such Equipment as required hereunder; (iii) with respect to insurance coverage then required in accordance with Section 8 of this Equipment Leasing Agreement, the risks, the amounts and the carriers which have insured the Units and attaching evidence of such coverage. With respect to the Aircraft, such financial officer of Lessee shall also provide Lessor within the period set forth in (a) above, a Form of Lessee's Annual Aircraft Status Certificate in the form attached hereto as Exhibit B.

     (d) From time to time such other information relating to Lessee, including non-financial information, as Lessor may reasonably request.

     24.  Leasing of Components.  (a)   Lessee may lease components for the
          ---------------------
purpose of upgrading the Equipment, no one of which constitutes a completed unit of Equipment but all of which shall be assembled into a completed unit of Equipment. The completed unit of Equipment and each of the components thereof shall be owned by Lessor and leased to Lessee hereunder. A component Individual Leasing Record shall be executed for each component of Equipment leased hereunder, and each such component Individual Leasing Record shall be clearly designated as such on the form of such Individual Leasing Record. The lease of each component shall be effective from the date of delivery of such component and the component Individual Leasing Record for such component shall be dated as of such date. When delivery is made on one or more components constituting less than a completed unit of Equipment, Lessee shall cause all such delivered components to be assembled into a completed unit of Equipment no later than December 31, 2001 or within such longer period as may be agreed upon in writing by Lessor.

     (b) Subject to the provisions of Subsection 24(e) hereof, Lessee shall pay Interim Rent to Lessor on a monthly basis for all components not yet assembled into a completed Unit beginning on the date of the applicable component ILR and continuing to and including the day before the commencement date of the applicable final ILR. As used in this Section "Interim Rent" for components shall equal the product of: (i) the aggregate acquisition cost of the components, multiplied by (ii) a fraction having a numerator equal to the number of days such components are under lease during such month and a denominator of 360, multiplied by (iii) the Percentage Rental Factor as provided for in Subsection 1(s)(3).

     (c) Upon assembly into a completed Unit, a final ILR shall be executed, Basic Rent shall be computed, and the Basic Term shall be deemed to commence for such Unit as of the date of the final ILR. The final ILR shall be dated as of the first day of the next succeeding month following assembly of the components into a completed Unit. The component ILRs for the components of the completed Units shall be canceled on the same date the final ILR shall be dated. The acquisition cost of the completed Unit shall be the sum of the acquisition costs of the components thereof and all reasonable labor and other expenses incurred in assembling the Unit, and shall be amortized as provided in Subsection 1(f).

     (d) Notwithstanding the foregoing, at least the provisions of Section 9 and the first sentence of Section 11 of this Equipment Leasing Agreement shall apply as between Lessor and Lessee with respect to all components from the time such components are ordered by Lessor pursuant to a request from Lessee or from the time such components are delivered to Lessee, whichever shall first occur.

     (e) At the option of the Lessee, Interim Rent may be capitalized and added to Lessor's Cost hereunder on the last day of each month; provided, however, if, at any time, Lessor's Cost plus Interim Rent shall exceed $22,300,000, Lessor may deliver a notice to Lessee stating that Interim Rent shall no longer be capitalized. Capitalization of Interim Rent shall thereupon cease as of the first day of the month following receipt of such notice. If upon receipt of such notice Lessor's Cost shall exceed $22,300,000, Lessee shall make an additional payment to Lessor on the first day of the month following receipt of such notice equal to such excess. Lessee shall indicate its intention to capitalize Interim Rent by indicating at the top of the appropriate ILR, "Capitalized Interim Rent."

     25. Truth in Leasing.  LESSEE REPRESENTS, WARRANTS AND COVENANTS THAT ANY
         ----------------
USED AIRCRAFT LEASED UNDER THIS EQUIPMENT LEASING AGREEMENT HAVE BEEN MAINTAINED AND INSPECTED UNDER FAR 91 AND 135 DURING THE PRECEDING TWELVE (12) MONTHS, AND THAT ALL AIRCRAFT LEASED UNDER THIS EQUIPMENT LEASING AGREEMENT WILL BE MAINTAINED AND INSPECTED UNDER FAR 91 AND 135 FOR OPERATIONS TO BE CONDUCTED UNDER THIS EQUIPMENT LEASING AGREEMENT DURING THE DURATION OF THIS EQUIPMENT LEASING AGREEMENT. CELL THERAPEUTICS CORPORATE DEVELOPMENT, INC., 201 ELLIOTT AVENUE WEST, SUITE #400, SEATTLE, WASHINGTON 98119-4230 IS CONSIDERED RESPONSIBLE FOR OPERATIONAL CONTROL OF ALL AIRCRAFT IDENTIFIED AND TO BE OPERATED UNDER THIS EQUIPMENT LEASING AGREEMENT. AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONS CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE. CELL THERAPEUTICS CORPORATE DEVELOPMENT, INC. CERTIFIES THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

     26.  Closing Fees.  (a)  Work Fee.  Prior to the execution of this
          ------------        --------
Equipment Leasing Agreement, Lessor has acknowledged receipt of a work fee from Lessee in an amount equal to $50,000 (the "Work Fee"). Upon execution of this Equipment Leasing Agreement, the Work Fee may be applied to Lessee's first rental payment less any out-of-pocket expenses incurred by Lessor; provided, however, if Lessor fails to receive its internal credit approval for this Equipment Leasing

Agreement and therefore Lessor and Lessee fail to execute this Equipment Leasing Agreement, then such Work Fee shall be refunded to Lessee less any out-of-pocket expenses incurred by Lessor.

     (b) Structuring Fee. Upon execution of this Equipment Leasing Agreement,
         ---------------
Lessee shall pay to Lessor a non-refundable structuring fee in an amount equal to one-quarter of one percent (0.25%) of Lessor's Cost of the Aircraft.

     27. Miscellaneous.  (a)  THIS EQUIPMENT LEASING AGREEMENT AND ALL RIGHTS
         -------------
HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BUT WITHOUT REFERENCE TO ITS PRINCIPLES GOVERNING CONFLICTS OF LAWS.

     (b) Each of the parties hereto acknowledges that the other party shall not by act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder or under any other instrument given hereunder unless such waiver is given in writing and the same shall be binding to the extent therein provided and only upon the parties signing the same. A waiver on any one occasion shall not be construed as a waiver on any future occasion.

     (c) This Equipment Leasing Agreement shall be binding upon and inure to the benefit of the parties hereto, their permitted successors and assignees.

     (d) All rights, remedies and powers granted herein, or in any other instrument given in connection herewith, shall be cumulative and may be exercised singularly or cumulatively.

     (e) This Equipment Leasing Agreement constitutes the entire understanding or agreement between Lessor and Lessee and there is no understanding or agreement, oral or written, which is not set forth herein. The Lessee agrees to do such further acts and things and to execute and deliver to the Lessor such additional agreements, powers and instruments as the Lessor may reasonably require or deem advisable to carry into effect the purposes of this Equipment Leasing Agreement or to better assure and confirm to the Lessor its rights, powers and remedies under this Equipment Leasing Agreement.

     (f) Notices to Lessee required pursuant to this Equipment Leasing Agreement shall be delivered to Cell Therapeutics Corporate Development, Inc. at 201 Elliott Avenue West, Suite #400, Seattle, Washington 98119-4230, Attention:
Louis A. Bianco, Director, or at such other location as Lessee may direct in writing. Notices to Lessor required pursuant to this Equipment Leasing Agreement shall be delivered to Citiflight, Inc. c/o CitiCapital Bankers Leasing at 450 Mamaroneck Avenue, 4/th/ Floor, Harrison, New York 10528, Attention:
Business Credit Head, and Citiflight, Inc. at 79 Tower Road, Hangar E-2, Westchester County Airport, White Plains, New York 10604, or at such other location as Lessor may direct in writing.

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

     (g) This Equipment Leasing Agreement may be executed in two or more counterparts, each of which, when taken together, shall constitute a single agreement binding upon all the parties hereto.

     (h) If any provision of this Equipment Leasing Agreement is in conflict with any statute or rule of law in the jurisdiction where it is sought to be enforced, then such provision shall be deemed null and void to the extent that it may be in conflict therewith, but without invalidating the remaining provisions hereof.

     (i) No provisions of this Equipment Leasing Agreement are to be interpreted for or against any party because that party or that party's legal counsel or representative drafted such provision.

     (j) LESSOR AND LESSEE HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS EQUIPMENT LEASING AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LESSOR AND LESSEE TO ENTER INTO THIS EQUIPMENT LEASING AGREEMENT.

     (k) NO EXECUTORY AGREEMENT SHALL BE EFFECTIVE TO CHANGE, MODIFY OR DISCHARGE, IN WHOLE OR IN PART, THIS AMENDED AND RESTATED EQUIPMENT LEASING AGREEMENT, OR ANY OTHER INSTRUMENT GIVEN IN CONNECTION HEREWITH UNLESS SUCH AGREEMENT IS IN WRITING AND SIGNED BY LESSOR AND LESSEE.

     IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Amended and Restated Equipment Leasing Agreement as of the day and year first above written.

                                    CITIFLIGHT, INC., Lessor
Attest:

By: ____________________________
    Assistant Secretary             By: /s/ Alan H. Goldstein
                                        ------------------------------
                                    Title: TREASURER
                                           ---------------------------
Date:  11/13/01
     -----------------

                                    CELL THERAPEUTICS CORPORATE DEVELOPMENT,
                                    INC., Lessee
Attest:


By: /s/ Pavan Mohan                 By: /s/ Louis A. Bianco
    ----------------------------        ------------------------------
        Secretary
                                    Title: Director
                                           ---------------------------
Date: 11/2/01
      ----------------

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